UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2011 (January 27, 2011)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

At its January 27, 2011 meeting, the Board of Directors of Connecticut Water Service, Inc. (the “Company”) declared a quarterly cash dividend of $0.2325 per common share payable on March 15, 2011 for shareholders of record as of March 1, 2011.  In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (CTWSO.PK) payable on April 15, 2011 for shareholders of record as of April 1, 2011, and a quarterly cash dividend of $0.225 on Preferred 90 shares (OTCBB: CTWSP) payable on May 2, 2011 for shareholders of record as of April 18, 2011.

On January 31, 2011, the Company issued a press release describing the action discussed above.  A copy of the Company’s press release dated January 31, 2011 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits:

The following is filed herewith as an exhibit:

(d)	Exhibits

99.1	Company news release, dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: February 3, 2011	By: David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer